UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 3, 2013

Mellanox Technologies, Ltd.

(Exact name of Registrant as Specified in its Charter)

Israel	001-33299	98-0233400
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Beit Mellanox

Yokneam, Israel 20692

(Address of Principal Executive Offices)

+972-4-909-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

Approval of 2013 cash bonus to be paid to Eyal Waldman, President and Chief Executive Officer (the “CEO”) of Mellanox Technologies, Ltd. (the “Company”).

Further to the approval of the Company’s Compensation Committee (the “Committee”) and its Board of the Directors (the “Board”), at the Company’s adjourned 2013 Annual General Meeting of Shareholders held on June 3, 2013 (the “Meeting”), the Company’s shareholders approved the payment of a cash bonus to be paid to the CEO in the amount of $470,755 for services rendered for the fiscal year ended December 31, 2012.

Approval of Equity Award to CEO.

Further to the approval of the Committee and the Board, at the Meeting, the Company’s shareholders approved the award of 65,000 restricted share units (collectively, the “RSUs”) to the CEO under the Company’s Global Share Incentive Plan (2006).  Such RSUs vest over four years, with 1/4th of the shares subject to the award of RSUs vesting on February 1, 2014, and thereafter at the rate of 3/48ths of the original number of shares subject to the award of RSUs on the first day of each quarterly period of May, August, November and February commencing May 1, 2014, with the last 3/48ths of the original number of shares subject to the award of RSUs vesting on February 1, 2017, so long as Mr. Waldman continues to provide services to the Company.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Meeting, the Company’s shareholders voted on the following eight proposals:

Proposal No. 1: To elect five directors to the Board to serve a one-year term expiring at the 2014 Annual General Meeting of Shareholders, or until their respective successors have been elected and have qualified, or until their earlier resignation or removal:

Nominee

	For	Against	Abstain	Non-votes
Eyal Waldman	21,657,909	7,531,562	52,356	2,157,357

Dov Baharav	29,247,463	319,996	49,510	1,782,215

Glenda Dorchak	29,255,471	309,580	51,589	1,782,544

Irwin Federman	29,252,941	314,451	49,248	1,782,544

Thomas Weatherford	29,268,808	297,210	50,622	1,782,544

Each of the above nominees was elected.

Proposal No. 2: To elect two outside directors to the Board with each of them to serve an additional three-year term expiring at the 2016 Annual General Meeting of Shareholders, or until their respective successors have been elected and have qualified, or until their earlier resignation or removal, subject to and in accordance with the provisions of the Israeli Companies Law, 1999:

Nominee

	For	Against	Abstain	Non-votes
Amal Johnson	29,429,949	134,628	52,063	1,782,544

Thomas Riordan	29,425,585	138,165	52,890	1,782,544

Each of the above nominees was elected.

Proposal No. 3: To approve the appointment of Mr. Waldman as chairman of the Board for an additional three year term, or until his successor has been duly elected, or until his successor has been duly elected, or until his earlier death, resignation, removal or termination of service as a director.

For	Against	Abstain	Non-votes

16,231,094	13,277,442	111,929	1,778,719

Proposal No. 3 was not approved.

Proposal No. 4: To approve the payment of a cash bonus to be paid to the CEO in the amount of $470,755 for services rendered for the fiscal year ended December 31, 2012.

For	Against	Abstain	Non-votes

22,115,946	7,453,895	50,623	1,778,720

Proposal No. 4 was approved.

Proposal No. 5: To approve the award of 65,000 RSUs to the CEO which such RSUs vest over four years, with 1/4th of the shares subject to the award of RSUs vesting on February 1, 2014, and thereafter at the rate of 3/48ths of the original number of shares subject to the award of RSUs on the first day of each quarterly period of May, August, November and February commencing May 1, 2014, with the last 3/48ths of the original number of shares subject to the award of RSUs vesting on February 1, 2017, so long as Mr. Waldman continues to provide services to the Company.

For	Against	Abstain	Non-votes

21,819,834	7,743,603	57,028	1,778,719

Proposal No. 5 was approved.

Proposal No. 6: To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis section, compensation tables and narrative discussion set forth in the Company’s 2013 annual shareholder proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 9, 2013 on SEC Schedule 14A (the “Proxy Statement”).

For	Against	Abstain	Non-votes

21,793,761	7,782,332	44,373	1,778,718

Proposal No. 6 was approved.

Proposal No. 7: To approve certain changes to the annual retainer fees paid to non-employee directors, as described in the Proxy Statement.

For	Against	Abstain	Non-votes

28,019,668	1,518,258	82,540	1,778,718

Proposal No. 7 was approved.

Proposal No. 8: To appoint PricewaterhouseCoopers as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 and to authorize the Company’s audit committee to determine the accounting firm’s remuneration in accordance with the volume and nature of their services.

For	Against	Abstain	Non-votes

28,469,176	74,014	1,488,837	1,367,157

Proposal No. 8 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 3, 2013	MELLANOX TECHNOLOGIES, LTD.

	By:	/s/ Jacob Shulman
	Name:	Jacob Shulman
	Title:	Chief Financial Officer